UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 16, 2012
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McDONALD'S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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One McDonald's Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)

60523
(Zip Code)
_______________________________

 (Registrant's telephone number, including area code):  (630) 623-3000
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Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On April 16, 2012, McDonald's Corporation (the “Company”) announced that Timothy J. Fenton was elected Chief Operating Officer of the Company, effective July 1, 2012.  Previously, Mr. Fenton, 54, served as President of McDonald’s Asia/Pacific, Middle East and Africa, since January 2005.  The press release announcing Mr. Fenton’s election is furnished as Exhibit 99 to this Form 8-K.

In connection with Mr. Fenton’s promotion, the Compensation Committee of the Board approved certain changes to his compensation, each effective July 1, 2012.  Mr. Fenton’s base salary will be increased to $750,000, an increase of 20%.  In addition, his new target award under our annual bonus program, the 2012 Target Incentive Plan or “TIP,” will be increased to 125% of his base salary.  The performance measures used to calculate 2012 TIP awards are described on the Company’s Form 8-K filed on January 31, 2012.  Finally, Mr. Fenton’s target award under the Company’s Cash Performance Unit Plan, or “CPUP,” will be increased to $3,800,000.  CPUP operates on a three-year cycle with a cumulative payout at the end of the cycle.  The performance measures used to calculate 2010-2012 CPUP payouts are described on the Company’s Form 8-K filed on February 16, 2010.  Mr. Fenton’s 2012 TIP and 2010-2012 CPUP awards will both be prorated based upon the number of days he will have held his current and new positions, respectively, during the applicable performance cycles.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99	Press Release of McDonald’s Corporation issued April 16, 2012: McDonald’s Corporation Names Tim Fenton as Chief Operating Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD'S CORPORATION
(Registrant)

Date: April 16, 2012	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President -
Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99	Press Release of McDonald’s Corporation issued April 16, 2012: McDonald’s Corporation Names Tim Fenton as Chief Operating Officer